EXHIBIT 23(a)

Consent of Independent Auditors

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of Comerica Incorporated, pertaining to the Comerica Incorporated Employee Stock Purchase Plan, of our report dated January 16, 2003, with respect to the consolidated financial statements of Comerica Incorporated, incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
August 12, 2003
Detroit, Michigan